Exhibit 3.1

Effective as of May 15, 2026

THIRD AMENDED AND RESTATED

BYLAWS

OF

LIVERAMP HOLDINGS, INC.

ARTICLE I. OFFICES

The registered office of LIVERAMP HOLDINGS, INC. (referred to herein as the “Corporation”) shall be located in the City of Wilmington, County of New Castle, State of Delaware. The principal office of the Corporation shall be located in the City of San Francisco, County of San Francisco, State of California. The Corporation may have such other offices, either within or without the States of Delaware and California, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1.    Annual Meeting. The annual meeting of the shareholders shall be held after the Corporation’s fiscal year end on such date and at such time as determined annually by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

SECTION 2.    Inspectors of Election. The Corporation shall, in advance of any meeting of the shareholders, appoint one or more inspectors to act at the meeting and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and (v) certify their determination of the number of shares represented at the meeting, and the count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties set forth in this Section 2.

SECTION 3.    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chief Executive Officer, the President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board and whose power and authority, as expressly provided in these Bylaws or in a resolution of the Board, include the power to call such meetings, and a special meeting shall be called by the Chief Executive Officer or the President at the request of the holders of a majority of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such holders have signed, dated, and delivered to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

SECTION 4.    Place of Meeting. Unless otherwise prescribed by statute, the Board of Directors may designate any place, either within or without the States of Delaware or California, as the place of meeting for any annual or special meeting of the shareholders. Notwithstanding the foregoing, the Board of Directors may determine that any annual or special meeting of the shareholders shall not be held at any place, but may instead be held by means of remote communications to the extent permitted by Delaware law. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, whether within or without the States of Delaware or California, unless otherwise prescribed by statute, as the place for the holding of such meeting or that the meeting shall not be held at any place but instead by means of remote communication. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of California.

SECTION 5.    Notice of Meeting. Unless otherwise prescribed by applicable law, written notice stating the place, date and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given either by mail, electronically, or in person to each shareholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation.

SECTION 6.    Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders (i) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) entitled to receive payment of any dividend or other distribution or allotment of any rights, (iii) entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or (iv) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required under the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary of the Corporation; and (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7.    List of Shareholders Entitled to Vote. After fixing the record date for a meeting, the Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the Corporation who are entitled to notice of the shareholders’ meeting, which list must be arranged by voting group and must show the address of and number of shares held by each such shareholder. The shareholders’ list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours, at the principal office of the Corporation. If the meeting is to be held at a place, the shareholders’ list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 8.    Quorum; Vote Required For Action. Unless otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, a majority of the votes entitled to be cast on a matter by the shareholders of the Corporation represented in person or by proxy shall constitute a quorum for purposes of such matter at any meeting of shareholders. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. A majority of the votes cast at any meeting at which a quorum is present shall decide every question or matter submitted to the shareholders at such meeting, unless otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws.

SECTION 9.    Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its effective date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies shall be dated and shall be filed with the records of the meeting.

SECTION 10.  Adjournments. Any meeting of shareholders, annual or special, at which a quorum is present may adjourn from time to time to reconvene at the same or some other place or by means of remote communication, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. If a quorum is not present at any meeting of shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum is present. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in these Bylaws.

SECTION 11.  Organization. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, the Chief Executive Officer or the President, or in the absence of the foregoing persons by a presiding officer designated by the Board of Directors, or in the absence of such designation by a presiding officer chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding officer of any meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting.

SECTION 12.  Voting of Shares. Subject to the provisions of these Bylaws, and particularly the following section hereof, each outstanding share of common stock of the Corporation entitled to vote with respect to a particular matter shall be entitled to one vote upon such matter when submitted to a vote of shareholders.

SECTION 13.  Voting of Shares by Certain Holders.

(a)    Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b)    Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held as trustee without a transfer of such shares into such trustee’s name.

(c)    Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name, if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d)    Persons whose stock is pledged shall be entitled to vote the shares so pledged, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent and vote such shares.

(e)    Shares of the Corporation’s own stock and held as treasury shares or otherwise belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 14.  Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. All written consents executed by one or more shareholders shall be included in the minutes or filed with the corporate records. If it is required by law that notice of the proposed action be given to non-voting shareholders and the action is to be taken by written consent of the voting shareholders, the Corporation shall give its non-voting shareholders written notice of the proposed action in accordance with the law requiring the giving of such notice.

SECTION 15.  Nominations for Directors.

(a)    Nominations for election to the Board of Directors at any annual or special meeting of shareholders called for the purpose of electing directors may be made (i) by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in these Bylaws or in a resolution of the Board of Directors, include the power to nominate directors; or (ii) by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors who (A) is a shareholder of record on the date of the giving of the notice provided for in this Section 15 of Article II and on the record date for the determination of shareholders entitled to notice of and to vote at such annual or special meeting, and (B) complies with the notice procedures set forth in this Section 15 of Article II. For the avoidance of doubt, the foregoing clause (ii) and Section 16 of Article II shall be the sole and exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), respectively, at an annual or special meeting of shareholders, and such shareholder must fully comply with the notice and other procedures set forth in this Section 15 of Article II to make such nominations or Section 16 of Article II to propose business before an annual or special meeting.

(b)    Nominations by a shareholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal office of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not less than 60 nor more than 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made; and (ii) with respect to an election to be held at a special meeting of shareholders, not later than the close of business on the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. Each shareholder nomination shall have also complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto), and the Board of Directors or an executive officer designated thereby shall have determined that the shareholder has satisfied the requirements of this Section 15 of Article II. For purposes of this Section 15 of Article II and Section 16 of Article II, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act, or furnished by the Corporation to its shareholders. In no event will a postponement, adjournment or rescheduling of an annual or special meeting, or the public announcement thereof, commence a new time period for the making of a shareholder’s nomination as described above.

(c)    To be in proper written form, a shareholder’s notice under this Section 15 of Article II shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address, and residence address of such person, (B) the principal occupation or employment of such person, (C) (1) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to any stock of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (D) such other information as the Corporation may reasonably require to determine the eligibility of such person to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules, and (E) any other information regarding each such person as would be required to be disclosed under the proxy solicitation rules of the SEC if proxies were to be solicited for the election of such person so proposed (including, without limitation, such person’s written consent to being named in the proxy materials as a nominee and to serving as a director if elected); and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the shareholder giving the notice and the name and principal place of business of such beneficial owner, (B) (1) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (C) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (D) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice, (E) a representation as to whether the shareholder giving notice intends or is part of a group which intends (1) to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation, (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to elect such nominees and/or (3) otherwise solicit proxies or votes from shareholders in support of such nominees; and (F) any other information regarding such person as would be required to be disclosed under the proxy solicitation rules of the SEC if proxies were to be solicited for the election of directors. Notwithstanding the foregoing, if a shareholder no longer plans to solicit proxies in accordance with its representation pursuant to Section 15(c)(ii)(E)(1) of Article II, the shareholder shall inform the Corporation of this change by delivering a writing to the Secretary at the principal offices of the Corporation no later than two business days after the occurrence of such change. If a shareholder providing written notice required by this Section 15(c)(ii) of Article II fails to provide any written update in accordance with this Section 15(c) of Article II, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.

(d)    Notwithstanding the foregoing provisions of this Section 15 of Article II, a shareholder must comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 15 of Article II, for the avoidance of doubt including, but not limited to, Rule 14a-19 promulgated under the Exchange Act.

(e)    To be eligible to be a shareholder nominee for election as a director of the Corporation, a person must deliver in writing (in accordance with the time periods prescribed above for delivery of notice of a shareholder nomination for director) to the Secretary of the Corporation a representation as to whether the person (i) intends, if elected as a director, to promptly tender to the Board of Directors an irrevocable resignation effective upon (A) his or her failure to receive the required vote for re-election at the next meeting of shareholders of the Corporation at which he or she would face re-election, and (B) acceptance of such resignation by the Board of Directors, in accordance with a publicly disclosed policy adopted by the Board of Directors in this regard; (ii) is or intends to become a party to any agreement, arrangement or understanding with any other person or entity regarding the manner in which the person, if elected as a director, will vote on any matter coming before the Board of Directors; and (iii) is or intends to become a party to any agreement, arrangement or understanding with any other person or entity (other than the Corporation) regarding any direct or indirect compensation, reimbursement or indemnification in connection with his or her service as a director of the Corporation.

(f)    To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 15 of Article II) to the Secretary at the principal offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf his nomination is being made (which questionnaire shall be provided by the Secretary upon written request). No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedure set forth in this Section.

(g)    If information submitted pursuant to this Section 15 of Article II by any shareholder proposing a nominee for election as a director shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided in accordance with this Section 15 of Article II. Any such shareholder shall notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such shareholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 15 of Article II and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such shareholder that it continues to intend to bring such nomination before the meeting) submitted by the shareholder pursuant to this Section 15 of Article II as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 15 of Article II.

(h)    Only such individuals who are nominated in accordance with this Section 15 of Article II shall be eligible for election by shareholders as directors. The number of nominees a shareholder may nominate for election at a meeting of shareholders (or in the case of a shareholder giving the notice on behalf of another proposing person, the number of nominees a shareholder may nominate for election at the meeting on behalf of such proposing person) shall not exceed the number of directors to be elected at such meeting. The chairman of the meeting shall have the power to determine whether a nomination was made in accordance with this Section 15 of Article II (including satisfying the information requirements set forth herein with accurate and complete information) and, if any proposed nomination is not in compliance herewith, to declare that such defective nomination shall be disregarded (and any such nominee shall be disqualified), including that if a shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s director nominees (and any such nominee shall be disqualified). To the extent Rule 14a-19 applies, then Rule 14a-19 will govern any inconsistency with this Section 15 of Article II, and the applicable inconsistent provisions of this Section 15 of Article II will not apply; provided, however, in order for a shareholder’s notice to be considered timely, this Section 15 of Article II may require notice to be delivered to the Corporation prior to the applicable dates set forth under Rule 14a-19. Notwithstanding the foregoing provisions of this Section 15 of Article II, unless otherwise required by law, if the shareholder (or a Qualified Representative of the shareholder (as defined below)) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If a shareholder has given timely notice as required herein to make a nomination before any annual or special meeting of shareholders of the Corporation and intends to authorize a Qualified Representative to act for such shareholder as a proxy to present the nomination at such meeting, the shareholder shall give notice of such authorization in writing to the Secretary not less than three business days before the date of such meeting, including the name and contact information for such person. Notwithstanding the foregoing provisions of this Section 15 of Article II, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner. For purposes of this Section 15 of Article II and Section 16 of Article II, to be considered a “Qualified Representative” of a shareholder, a person must be a duly authorized officer, manager, trustee or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as a proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes of this Section 15 of Article II or Section 16 of Article II.

(i)    Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation.

SECTION 16.  Notice of Shareholder Business.

(a)    At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than a nomination of a candidate for election as a director, which is covered in Section 15 of Article II), must be (i) specified in the notice of the meeting given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record on the date of the giving of the notice provided for in this Section 16 of Article II and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting. For business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered no later than the close of business on the date of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall a postponement, adjournment or rescheduling of an annual meeting, or the public disclosure thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b)    To be in proper written form, a shareholder’s notice under this Section 16 of Article II shall set forth (i) as to each matter that such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such person, (B) (1) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (D) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (E) a representation as to whether the shareholder giving notice intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies or votes from shareholders in support of such proposal, and (E) any other information regarding such person as would be required to be disclosed under the proxy solicitation rules of the SEC if proxies were to be solicited with respect to the proposed business.

(c)    Notwithstanding the foregoing provisions of this Section 16 of Article II, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 16 of Article II. Nothing in this Section 16 of Article II will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this Section 16 of Article II, unless otherwise required by law, if the shareholder (or a Qualified Representative of the shareholder (as defined above)) does not appear at the annual or special meeting of shareholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If a shareholder has given timely notice as required herein to bring a proposal of other business before any annual or special meeting of shareholders of the Corporation and intends to authorize a Qualified Representative to act for such shareholder as a proxy to present the proposal at such meeting, the shareholder shall give notice of such authorization in writing to the Secretary not less than three business days before the date of such meeting, including the name and contact information for such person.

(d)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the attendees of the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and in such event such business not properly brought before the meeting shall not be transacted.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1.    General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2.    Number, Election and Terms.

(a)    The Board of Directors of the Corporation shall consist of not less than three (3) nor more than fifteen (15) individuals, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the entire Board of Directors.

(b)    Except as provided below in Section 9 of this Article III (Vacancies) and as may be provided in the terms of any series of preferred stock authorized for issuance pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, each nominee for director in an election in which the number of nominees is equal to the number of open board seats (an “Uncontested Election”) shall be elected by a vote of the majority of the votes cast with respect to that nominee’s election at any shareholders’ meeting at which a quorum is present. If, as of the fourteenth (14th) day preceding the date the Corporation first distributes its notice of meeting for such meeting to its shareholders, the number of nominees exceeds the number of open board seats (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast, whether or not such election becomes an Uncontested Election after such date. For purposes of this Section 2, a majority of votes cast shall mean that the number of shares voted “for” a nominee’s election exceeds the number of shares voted “against” that nominee’s election. “Abstentions” and “broker non-votes,” if applicable, although counted for quorum purposes, shall not be included in the total number of votes cast or be counted as votes cast “for” or “against” any nominee’s election. At a meeting of shareholders at which directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to cast votes “against” any nominee, but rather shall either vote for or withhold their votes with respect to any nominee. With regard to Uncontested Elections, the Board has established procedures pursuant to which any nominee who fails to receive a majority of the votes cast will tender his or her resignation to the Board. The Board will act upon a tendered resignation within ninety (90) days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy in accordance with Section 9 of this Article III.

SECTION 3.    Regular Meetings. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

SECTION 4.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President upon receipt of a written request therefore from directors constituting at least one-third of the entire Board of Directors.

SECTION 5.    Place of Meetings. Regular meetings of the Board of Directors shall be held at the place designated in the resolution of the Board of Directors providing for the holding of such meetings. Other meetings of the Board of Directors shall be held at such place as is designated in the notice of the meeting. A waiver of notice signed by all directors entitled to vote at a meeting may designate any place as the place for holding such meeting. If no designation is made, the Board of Directors’ meeting shall be held at the principal office of the Corporation in California.

SECTION 6.    Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least two (2) days prior to the meeting by written notice delivered personally, by mail or electronically to each director at his/her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, provided the same is so mailed at least five (5) days prior to the meeting. If notice be given electronically, such notice shall be deemed to be delivered upon transmission by the sender. Any director may waive notice of any meeting pursuant to Section 4 of Article VIII.

SECTION 7.    Quorum; Vote Required for Action. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws. If less than a quorum of the directors is present at any meeting, then a majority of the directors present may vote to adjourn such meeting, from time to time, and the meeting may be held, as adjourned, without further notice other than announcement at the meeting. Except in cases in which the Certificate of Incorporation or these Bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 8.    Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman, by Chief Executive Officer or the President, if same are members of the Board of Directors, or by the Lead Independent Director, if any. In the absence of all of the foregoing, meetings shall be presided over by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 9.    Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board of Directors, unless otherwise provided by applicable law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 10.  Compensation. By resolution of the Board of Directors, each director may be compensated for his or her service on the Board and any committee thereof, and may be reimbursed for reasonable expenses directly incurred in connection with such service.

SECTION 11.  Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent or abstention shall be entered in the minutes of the meeting, or unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to the transaction of business at the meeting.

SECTION 12.  Action by Unanimous Written Consent. Unless the Certificate of Incorporation or these Bylaws otherwise expressly provide, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of the proceedings of the Board or such committee. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 13.  Advisory Directors. The Board of Directors may appoint one or more advisory directors who will not actually serve as members of the Board. Such advisory directors shall only act in an advisory capacity and shall have no power of final decision in any matters concerning the Corporation.

SECTION 14.  Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV. COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.    Committees. The Board of Directors may designate such standing and special committees as and when it deems necessary and appropriate. The Board of Directors may appoint one or more rotating members of any committee and may appoint one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors shall designate one member of each committee to serve as chairman. Each committee must have two or more members, each of whom shall serve at the pleasure of the Board of Directors, and only members of the Board of Directors may serve on a committee. Any such committee, to the extent provided by resolution of the Board of Directors or in its charter, and to the extent not otherwise prohibited by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 2.    Committee Rules and Minutes. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

ARTICLE V. OFFICERS

The officers of the Corporation may consist of a chief executive officer, a president, a chief operating officer, a chief financial officer, a chief legal officer, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary and a treasurer, one or more assistant secretaries, one or more assistant treasurers, as well as such other officers as may from time to time be designated in accordance with this Article V. The Board of Directors shall in every case elect a chief executive officer, president and secretary, and may designate (if applicable) and elect all such other officers as it may from time to time deem necessary or appropriate. The Board of Directors may authorize the chief executive officer or president to designate (if applicable) and elect officers other than the chief executive officer, president, chief operating officer, chief financial officer, chief legal officer and secretary. The officers of the Corporation shall have such titles, authority and powers designated by the Board of Directors (in the case of officers elected by the Board of Directors) or the chief executive officer or president (in the case of officers elected by the chief executive officer or president, respectively). The officers of the Corporation shall serve for a term of one year, or until their successors are elected and qualified, or their earlier death, resignation, disqualification or removal. Any officer may be removed at any time by the Board of Directors. In addition, any officer elected by the chief executive officer or president may be removed at any time by the chief executive officer, and any officer elected by the president may be removed at any time by the president. Any number of offices may be held by the same person.

ARTICLE VI. CERTIFICATES FOR SHARES

AND THE TRANSFER THEREOF

SECTION 1.    Certificates for Shares.

(a)     Certificates representing shares of stock in the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the Chief Executive officer, or the President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer or by such other officers authorized by applicable law and by the Board of Directors and sealed with the corporate seal, if any. Any or all of the signatures on a certificate may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation or its transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the Corporation as these Bylaws and the Board of Directors may prescribe.

(b)     Notwithstanding any other provision of these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of physical certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation. Except as may be otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

SECTION 2.    Transfer of Shares. Transfer of shares of stock in the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Corporation or its transfer agent, and only upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 3.    Lost, Destroyed or Mutilated Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which is alleged to have been lost, destroyed or mutilated upon receipt by the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner thereof, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

SECTION 4.    Classes of Stock - Designation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, except as otherwise provided by law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. In the case of uncertificated shares, the Corporation will make available electronically a description of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

ARTICLE VII. INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1.    Right to Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedures specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under this paragraph.

SECTION 2.    Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

SECTION 3.    Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of the State of Delaware.

SECTION 4.    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in these Bylaws is not exclusive of any other right that any person may have or hereafter acquire under the Certificate of Incorporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

SECTION 1.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 2.    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by applicable law and the Certificate of Incorporation.

SECTION 3.    Corporate Seal. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, the state of incorporation and the words “Corporate Seal.” A corporate seal shall not be mandatory for the validity of any contract, instrument or other document properly executed by an authorized officer or officers of the Corporation.

SECTION 4.    Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. In addition, a person waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice if such person attends the meeting and does not object to consideration of such matter when it is presented. All waivers of notice shall be filed with the minutes of the meeting.

SECTION 5.    Inspection of Bylaws. A copy of these Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection to all shareholders during normal business hours.

SECTION 6.    Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s votes are counted for such purposes, if: (1) the material facts regarding such person’s relationship or interest in the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors constitute less than a quorum; or (2) the material facts as to such person’s relationship or interest in the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (3) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 7.    Form of Records. Any records maintained by the Corporation in the regular course of its business, including a stock ledger, books of account, and minute books, may be kept electronically, provided that the records so kept can be converted into clearly legible form and printed within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 8.    Amendments of Bylaws. Subject to the laws of the State of Delaware and the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of shareholders (or at any special meeting thereof duly called for that purpose) by a vote of the shareholders in accordance with Article II, provided that in the notice of such meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by a majority vote of the entire Board of Directors amend these Bylaws, or waive any provisions hereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

SECTION 9.    Exclusive Forum.

(a)     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or, if neither such court has jurisdiction, any other state court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based upon a breach of fiduciary duty owed by any current or former director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director, officer or employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine (as defined by or used in case law under the laws of the State of Delaware), or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

(b)     Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the sole and exclusive forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time); provided, however, that if the foregoing provisions of this Section 9(b) are, or the application of such provisions to any person or any circumstance is, illegal, invalid or unenforceable, the Court of Chancery of the State of Delaware shall be the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time).

(c)     Notwithstanding anything to the contrary in these Bylaws, the foregoing provisions of this Section 9 shall not apply to any claim seeking to enforce any liability, obligation or duty created by the Exchange Act to the extent such application would be contrary to law.

(d)     To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9. This Section 9 shall be enforceable by any party to an action covered by this Section.